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                                  [FLEET LOGO]

                                    EXCHANGE
                                     OFFER
                                   QUESTIONS
                                       &
                                    ANSWERS

                                  [FLEET LOGO]
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                             QUESTIONS AND ANSWERS
                      RELATING TO THE OFFER (THE "OFFER")
                   BY FLEET CAPITAL TRUST I (THE "TRUST") TO
 EXCHANGE ITS 8.00% TRUST ORIGINATED PREFERRED SECURITIES-SM-("TOPRS-SM-") (THE
   "PREFERRED SECURITIES") FOR ANY AND ALL DEPOSITARY SHARES (THE "DEPOSITARY
    SHARES"), EACH REPRESENTING A 1/10 INTEREST IN A SHARE OF SERIES V 7.25%
       PERPETUAL PREFERRED STOCK OF FLEET FINANCIAL GROUP, INC. ("FLEET")

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
                               TIME, ON THURSDAY,
                JANUARY 30, 1997, UNLESS THE OFFER IS EXTENDED.

    Please note that the following information does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Prospectus dated December 30, 1996 (the "Prospectus") and the accompanying Letter of Transmittal (which together constitute the "Offer"). Please refer to the Prospectus for details of the Offer and defined terms used herein.

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Q:         WHAT ARE THE TERMS OF THE OFFER?

A:         The Trust will exchange one Preferred
           Security for each Depositary Share
           validly tendered and accepted for
           exchange. See "The Offer" in the
           Prospectus.

Q:         WHAT ARE PREFERRED SECURITIES?

A:         Preferred Securities represent
           preferred interests in the Trust's
           assets, which assets consist solely of
           8.00% Junior Subordinated Deferrable
           Interest Debentures due February 15,
           2027 (the "Junior Subordinated
           Debentures") issued by Fleet to the
           Trust. Preferred Securities pay
           quarterly distributions corresponding
           to the interest rate and the payment
           dates on the Junior Subordinated
           Debentures. See "Description of the
           Preferred Securities" and "Description
           of the Junior Subordinated Debentures"
           in the Prospectus.

Q:         WHAT IS THE REASON AND PURPOSE OF THE
           OFFER?

A:         On October 21, 1996, the Board of
           Governors of the Federal Reserve System
           issued a press release announcing that
           it had approved the use of certain
           cumulative preferred stock instruments,
           such as the Preferred Securities, as
           "Tier 1 capital" for purposes of the
           Federal Reserve Board's capital
           guidelines for bank holding companies
           ("Tier 1 capital"). Fleet intends to
           treat the Preferred Securities as Tier
           1 capital. Moreover, under current
           United States federal tax law, the
           interest payable on the Junior
           Subordinated Debentures, unlike the
           dividends payable on the Depositary
           Shares, is deductible.

Q:         WILL THE PREFERRED SECURITIES BE LISTED
           ON THE NEW YORK STOCK EXCHANGE?

A:         Fleet will apply to list the Preferred
           Securities on the New York Stock
           Exchange under the ticker symbol "FLT
           pfH".

Q:         ARE THE PREFERRED SECURITIES RATED?

A:         As of the date of the Prospectus, the
           Preferred Securities have been rated by
           Moody's and by Standard & Poor's and
           have the same ratings as the Depositary
           Shares.
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------------------------

-SM-  "Trust Originated Preferred Securities" and "TOPrS" are service marks of
    Merrill Lynch & Co.
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Q:         HOW ARE THE PREFERRED SECURITIES
           GUARANTEED?

A:         Payments of dividends on the Preferred
           Securities and on liquidation or
           redemption are guaranteed on a
           subordinated basis by Fleet, but only
           if and to the extent payments have been
           made on the Junior Subordinated
           Debentures. See "Description of the
           Preferred Securities Guarantee" in the
           Prospectus.

Q:         ARE THE REDEMPTION PROVISIONS OF THE
           PREFERRED SECURITIES DIFFERENT FROM
           THOSE OF THE DEPOSITARY SHARES?

A:         Yes. While the Depositary Shares have
           no maturity date, the Preferred
           Securities will be redeemed following
           repayment of the Junior Subordinated
           Debentures upon their maturity, which
           will be February 15, 2027, unless (i)
           shortened to a date not earlier than
           April 15, 2001, or (ii) extended to a
           date not later than February 15, 2046,
           in each case subject to certain
           conditions (as so shortened or
           extended, the "Stated Maturity").
           Moreover, the Junior Subordinated
           Debentures are redeemable, (i) in whole
           or in part, at the option of Fleet on
           or after April 15, 2001, at a
           redemption price equal to 100% of the
           aggregate principal amount thereof or
           (ii) in whole but not in part, prior to
           April 15, 2001, upon the occurrence of
           a Special Event at a redemption price
           equal to 104% of the principal amount
           thereof from the Expiration Date
           through April 14, 1998, declining
           ratably on each April 15 thereafter to
           100% on or after April 15, 2001, plus,
           in either case, accrued and unpaid
           distributions to the date of
           redemption. If the Junior Subordinated
           Debentures are redeemed by Fleet, the
           Trust must redeem Preferred Securities
           on a pro rata basis equal to the
           aggregate principal amount of the
           Junior Subordinated Debentures so
           redeemed. See "Risk Factors and Special
           Considerations Relating to the Offer,"
           "Comparison of Preferred Securities and
           Depositary Shares," "Description of the
           Preferred Securities" and "Description
           of the Junior Subordinated Debentures"
           in the Prospectus.

              DISTRIBUTION AND DIVIDEND MATTERS

Q:         HOW DOES THE DISTRIBUTION RATE ON THE
           PREFERRED SECURITIES COMPARE TO THE
           DIVIDEND RATE ON THE DEPOSITARY SHARES?

A:         The distribution rate on the Preferred
           Securities is 8.00% per annum, while
           the dividend rate for the Depositary
           Shares is 7.25% per annum.

Q:         WILL DISTRIBUTIONS ON THE PREFERRED
           SECURITIES BE PAID ON THE SAME SCHEDULE
           AS DIVIDENDS ON THE DEPOSITARY SHARES?

A:         No, there is a different payment
           schedule. Distributions on the
           Preferred Securities will be paid on
           March 31, June 30, September 30 and
           December 31, while dividends are paid
           on the Depositary Shares on January 15,
           April 15, July 15 and October 15.

Q:         THE NEXT SCHEDULED DIVIDEND PAYMENT
           DATE ON THE DEPOSITARY SHARES IS
           JANUARY 15, 1997. WILL THE AMOUNT OF
           THAT DIVIDEND ON DEPOSITARY SHARES THAT
           ARE EXCHANGED IN THE OFFER BE PAID TO
           EXCHANGING HOLDERS FOR THE PERIOD PRIOR
           TO THE EXCHANGE?

A:         Yes. Holders who exchange Depositary
           Shares in the Offer will be entitled to
           receive the scheduled dividend payment
           on the Depositary Shares on January 15,
           1997, and distributions on their new
           Preferred Securities at the rate of
           7.25% per annum from January 15, 1997
           up to and including the Expiration Date
           of the Offer and 8.00% thereafter, with
           the first payment to
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           be made on March 31, 1997. See
           "Description of the Preferred
           Securities--Distributions" in the
           Prospectus.

Q:         EXPLAIN THE 20 QUARTER DIVIDEND
           DEFERRAL PROVISION OF THE PREFERRED
           SECURITIES.

A:         Quarterly interest payments on the
           Junior Subordinated Debentures may be
           deferred, at the option of Fleet, for
           one or more periods of up to 20
           consecutive quarters each, provided
           that an Extension Period may not extend
           beyond the Stated Maturity of the
           Junior Subordinated Debentures. In the
           case of any such deferral,
           distributions on the Preferred
           Securities will be similarly deferred.
           See "Description of the Preferred
           Securities--Distributions" in the
           Prospectus. Quarterly dividend payments
           on the Depositary Shares are payable
           only if declared by Fleet's Board of
           Directors and such dividends may be
           deferred indefinitely. To date, Fleet
           has made each quarterly dividend
           payment with respect to the Depositary
           Shares on the scheduled dividend pay-
           ment date. The Depositary Shares have
           no maturity date.

           Deferred Preferred Securities
           distributions continue to accrue and,
           if in arrears, compound quarterly at a
           rate equal to 8.00% per annum. However,
           while dividends on the Depositary
           Shares accrue if dividends are
           suspended, there is no such com-
           pounding feature. During such a
           deferral, the Trust will continue to
           accrue interest income (as original
           issue discount) in respect of the
           Junior Subordinated Debentures which
           will be taxable to beneficial owners of
           Preferred Securities. As a result,
           beneficial owners of Preferred
           Securities during such a deferral will
           include their pro rata share of the
           interest in gross income in advance of
           the receipt of cash.

                         TAX ISSUES

Q:         WILL THE EXCHANGE OF PREFERRED
           SECURITIES FOR DEPOSITARY SHARES
           CONSTITUTE A TAXABLE EVENT?

A:         Yes. Fleet recommends that each holder
           read the section entitled "United
           States Federal Income Taxation" in the
           Prospectus and consult their own tax
           advisor.

Q:         WHAT WILL BE THE INITIAL TAX BASIS FOR
           THE PREFERRED SECURITIES?

A:         The initial tax basis of Preferred
           Securities acquired in the Offer will
           be equal to the fair market value of
           the Preferred Securities on the
           Expiration Date of the Offer. See
           "United States Federal Income Taxa-
           tion" in the Prospectus.

Q:         HOW WILL DISTRIBUTIONS ON THE PREFERRED
           SECURITIES BE REPORTED TO THE IRS?

A:         Distributions on the Preferred
           Securities generally will be reported
           on Form 1099-INT.

Q:         CORPORATE HOLDERS CAN CLAIM THE
           DIVIDENDS RECEIVED DEDUCTION ON
           DIVIDENDS ON THE DEPOSITARY SHARES. ARE
           DISTRIBUTIONS ON THE PREFERRED
           SECURITIES ELIGIBLE FOR THAT DEDUCTION?

A:         No.

            PROCEDURES FOR EXCHANGING DEPOSITARY
                           SHARES

Q:         IF DEPOSITARY SHARES ARE REGISTERED IN
           MY NAME, HOW DO I PARTICIPATE IN THE
           OFFER?

A:         You should have received a package con-
           sisting of this Question and Answer
           sheet and the following documents:
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           -          Letter from the President and Chief
                      Executive Officer of Fleet.

           -          Prospectus dated December 30, 1996.

           -          Letter of Transmittal (printed on
                      blue paper) bearing a pre-printed
                      label with your account name and
                      address.
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           -          Guidelines for Certification of
                      Taxpayer Identification Number on
                      Substitute Form W-9.

           -          Notice of Guaranteed Delivery.

           -          Return envelope addressed to Fleet
                      National Bank, the Exchange Agent in
                      the Offer.
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           If, after reviewing these materials
           carefully, you decide to participate in
           the Offer, complete the Letter of
           Transmittal and send it with your
           certificate(s) representing Depositary
           Shares to Fleet National Bank, as
           Exchange Agent, at either of the
           addresses shown on the Letter of
           Transmittal. It is recommended that you
           use registered or certified mail.

           Holders of record may also contact
           their broker to exchange their
           Depositary Shares on their behalf. If
           you cannot deliver your certificate(s)
           to the Exchange Agent before the
           Expiration Date, then you must arrange
           for your broker to guarantee delivery
           of your Depositary Shares. See "The
           Offer-- Procedures for Tendering" in
           the Prospectus.

Q:         IF MY DEPOSITARY SHARES ARE HELD BY A
           BROKER OR BANK FOR MY ACCOUNT, HOW DO I
           PARTICIPATE IN THE OFFER?

A:         If your Depositary Shares are held by a
           broker or bank for your account, you
           should have received a package from
           them as holder of record containing,
           along with this Question and Answer
           sheet, the following:
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           -          Letter from the President and Chief
                      Executive Officer of Fleet.

           -          Prospectus dated December 30, 1996.

           -          Letter of Transmittal (for
                      information only).

           -          Guidelines for Certification of
                      Taxpayer Identification Number on
                      Substitute Form W-9.

           -          Notice of Guaranteed Delivery.

           -          Cover letter or notice from your
                      broker or bank.
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           If you decide to participate in the
           Offer, you must contact your broker or
           bank to tender your Depositary Shares
           on your behalf. See "The
           Offer--Procedures for
           Tendering--Special Procedure for
           Beneficial Owners" in the Prospectus.

Q:         ONCE I HAVE TENDERED MY DEPOSITARY
           SHARES, OR INSTRUCTED MY BROKER OR BANK
           TO TENDER THEM ON MY BEHALF, MAY I
           WITHDRAW THEM FROM THE OFFER?

A:         Yes, tenders of Depositary Shares may
           be withdrawn at any time prior to the
           Expiration Date and, unless accepted
           for exchange by the Trust, may be
           withdrawn at any time after 40 business
           days from the date of the Prospectus.
           See "The Offer-- Withdrawal of Tenders"
           in the Prospectus.

Q:         WHEN DOES THE OFFER EXPIRE?

A:         At 12:00 midnight, New York City time,
           on Thursday, January 30, 1997, unless
           extended by the Trust. The Trust may
           also amend or terminate the Offer as
           described in the Prospectus.
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                            For additional details,
                           or if you have any questions,
                         please call the Information Agent,

                        [GEORGESON & COMPANY INC. LOGO]
                             (800) 223-2064 (Toll-Free)
                                         or
                          Banks and Brokers, Call Collect:
                                   (212) 440-9800